Exhibit 10.3

Hywin Fund Distribution Co., Ltd.

LABOUR CONTRACT

Name:

Guidance Notes on Signing of Labour Contract

I.

This Contract is made by Hywin Fund Distribution Co., Ltd. (hereinafter referred to as “the Company”) in accordance with the Labour Contract Law of the People’s Republic of China, the rules and regulations of the Company and other relevant laws and regulations.

II.

This Contract consists of 14 articles, the contents of which include basic information of the signatory (referred to as “Party B” in this Contract), type and term of the Contract, the provisions about the probation period, working place, work post and work duties, working hours, remuneration, labour protection and welfare, labour disciplines, rewards and punishments, provisions for cancellation and non-cancellation of this Contract, conditions for termination of this Contract, obligations to be performed by Party B upon the cancellation or termination of this Contract, terms otherwise agreed by both parties, breach of contract, compensation liability, labour disputes and other matters.

III.

All employees of the Company shall sign this Contract. Once this Contract takes effect after the affixing of signature and seal by both parties, the Company and Party B are bound by the rights and obligations as agreed in this Contract.

IV.

Party B shall sign this Contract in person and shall not entrust any third person to sign this Contract on behalf thereof. The representative of Party A who signs this Contract shall be the general manager or person-in-charge of the Company.

V.

The contact telephone number and contact address provided by Party B in this Contract shall be true and valid, and shall be regarded as the designated valid contact telephone number and the designated valid delivery address of any document or material object between the Company and Party B. If Party B wishes to change the contact telephone number and contact address during the validity term of this Contract, it shall immediately submit a written application for such change to the Company.

Labour Contract

Party A: Hywin Fund Distribution Co., Ltd.	Party B:

Legal representative: Gong Qiaoli	ID card No.:

Registered address:	Contact address:

Room 402, No. 8 Yincheng Middle Road,

Pudong New District, Shanghai	Tel.:

Postal Code: 200120

Hywin Fund Distribution Co., Ltd. (hereinafter referred to as Party A) hereby employs ___ (hereinafter referred to as Party B) as a full-time labour-contract-type employee of Party A. Party B is willing to accept employment by Party A and perform duties according to the terms of this Contract.

Party A and Party B sign this Labour Contract on the basis of free will, equality and negotiation in accordance with the Labour Law of the People’s Republic of China, the Labour Contract Law of the People’s Republic of China, the rules and regulations of the Company and relevant laws, regulations and policies.

Article 1 Type and term of this Contract

Party A and Party B decide that this Contract is:

☐ A.

a contract with a fixed term, from DD MM YYYY to DD MM YYYY, totaling    year(s). If both parties agree to renew the Contract upon expiry thereof, the Contract shall be renewed within 30 days prior to its expiration.

☐ B.	a contract with a non-fixed term, from DD MM YYYY to the time when the legal conditions for termination of the Contract arise.

C.	a contract based on the completion of a certain work task: from DD MM YYYY to the date of completion of the work task.

Article 2 Probation period:

1.	Both parties agree that the probation period starts from DD MM YYYY to DD MM YYYY, totaling ____ month(s).

2.

In the probation period, Party B shall meet Party A’s requirements for employment, including but not limited to fit physical conditions for work, adequate work capacity and performance. Party A will, before the end of the probation period, evaluate whether Party B meets the employment requirements. If Party B wishes to cancel this Contract within the probation period, Party B shall notify Party A at least 3 days in advance. If Party A cancels this Contract, it shall pay salary for the current month to Party B.

Article 3 Work post, working place and work duties

1.	Party A will arrange Party B to take up the post of _____ in the _____ department according to operation needs. The working place is _____. The work contents are detailed in the Job Description.

2.	Party B shall complete the work tasks specified by Party A on time and in a satisfied manner according to the requirements on his/her work duties.

3.

Party A may adjust Party B’s post, working hours and working place during the validity term of this Contract according to its operation needs and the ability (expertise, competency), physical status (physical strength, health condition) and work performance of Party B, and determine Party B’s remuneration for the new post; and Party B shall obey Party A’s arrangement to ensure the normal operation of Party A.

4.

Party A shall, as needed in Party B’s work, educate and train Party B in professional knowledge, rules and regulations, professional ethics, etc., in a bid to improve Party B’s comprehensive professional skills. Party B shall actively participate in such education and training programs and accept Party A’s relevant assessment on its own initiative.

5.

During the term of employment, Party B shall guarantee to complete the work and duties assigned by Party A in accordance with the requirements of Party A and act in accordance with Party A’s instructions and orders. Without Party A’s permission, Party B shall not work part-time for another employer.

Article 4 Working hours and vacations

1.

Party A implements a five-day workweek with 8 working hours per day (excluding lunch time), totaling 40 hours per week. Party A, with the approval of the labour administration department, may implement a flexible working hour system for some employees according to the needs of their posts; if Party B is one of such employees, Party B shall work under the changed working hour system.

2.

For business operation needs and upon negotiation with Party B, Party A may extend the working hours of Party B or arrange Party B to work overtime at the weekend, for which Party A may grant Party B an extra break for such overtime; if Party A cannot arrange an extra break for Party B, the calculation of overtime hours and payment of overtime wage shall be as specified in relevant laws and regulations.

3.	Party B is entitled to holidays including rest days, legal holidays, marriage leave, funeral leave and maternity leave (meeting the family planning policy) as stipulated by laws of the state.

4.

If Party B asks to work overtime or Party A requires Party B to work overtime as needed, Party B must fill in the overtime application form and obtain Party A’s approval. The records of attendances beyond normal working hours and the overtime application form approved by Party A are indispensable proof of Party B’s overtime. Any stay unauthorized by Party A shall not be regarded as overtime.

Article 5 Labour remuneration

1.

Party A shall determine the labour compensation of Party B according to the current personnel and salary system of the state, conditions of the job market and the Company’s salary system. During the validity term of this Contract, Party A and Party B, upon negotiation, determine that the basic salary of Party B is RMB___ /month before tax and the merit pay is RMB___ /month before tax during the service period. During the probation period, the basic salary of Party B is RMB___ /month before tax and the merit pay is RMB___ /month before tax. Party A has the right to adjust Party B’s salary according to the Company’s business condition, general pay level in the market or the remuneration system, as well as the work performance, achievements and ability of Party B.

2.	Party B shall pay individual income tax according to law, which is deducted by Party A on behalf of Party B from the monthly salary thereof.

3.	Party A shall pay Party B the salary for the previous month in RMB around the 10th day of each month.

Article 6 Labour insurance and welfare

1.	Party A shall make contributions to mandatory social insurance and housing fund for Party B according to the relevant regulations of the state and Shanghai.

2.	Both Party A and Party B shall make social insurance contributions on time, and the part to be borne by Party B shall be deducted by Party A on behalf of Party B from the monthly salary thereof.

3.	Party A shall provide Party B with a safe and hygiene working environment according to relevant regulations of the state, so as to ensure Party B’s safety and health at work.

4.	Party A shall provide Party B with necessary labour protection supplies according to actual work needs and relevant regulations of the state.

Article 7 Labour disciplines, rewards and punishments

1.

Party A shall formulate and amend various rules and regulations and labour disciplines according to law, and shall promptly publicize and inform employees of the formulated and amended rules and regulations; Party B shall strictly abide by and implement these rules and regulations.

2.	Party B must keep state secrets and Party A’s trade secrets in accordance with relevant laws and regulations.

3.

Party B shall strictly abide by the rules, regulations and work norms formulated by Party A according to law, take care of Party A’s property and observe professional ethics. If Party B violates or refuses to accept the rules and regulations formulated by Party A, Party B may be liable to appropriate disciplinary sanctions and the Labour Contract may even be cancelled. If any loss is caused to Party A as a result, Party A may claim compensation from Party B according to law.

Article 8 Provisions for cancellation and non-cancellation of this Contract

1.	This Contract may be canceled upon negotiation between Party A and Party B;

2.	Party A may cancel this Contract and dismiss Party B according to law if Party B:

A.

provides false information at the time of employment, including but not limited to education, skill, health conditions, work experience, previous salaries, records of negligence in work, criminal records, etc.;

B.	seriously violates labour disciplines or rules and regulations of Party A;

C.	seriously neglects his/her duty, commits malpractice or leaks Party A’s secrets, thereby causing losses to Party A’s interests;

D.

is subject to enforcement by relevant departments, including but not limited to compulsory detoxification, administrative attachment, detention, etc., and is investigated for criminal responsibility under law;

E.	concludes or modifies the labour contract by resorting to deception or intimidation, or taking advantage of difficulties of other parties, which run against Party A’s true will.

F.	provides, discloses or makes public Party A’s trade secrets to any unit, organization or individual without the consent of Party A;

G.	concurrently holds any position in any other unit, organization or institution without the consent of Party A;

H.	runs self-operated company, partnership organization or other institutions of similar operating nature without the consent of Party A.

I.

has simultaneously established labour relations with other employers, which has seriously affected the completion of his/her work tasks for us, and refuses to make corrections after being reminded by Party A;

J.	is absent from work for more than three consecutive days or for seven days or more than seven days cumulatively within one year.

3.	Party A may cancel this Contract in any of the following circumstances, provided that it has notified Party B in writing 30 days in advance:

A.	After medical treatment of Party B’s illness or injury not related to work, Party B is not competent in his/her original work or other work assigned by Party A;

B.	Party B is unqualified for his/her post-specific work and remains unqualified even after receiving training or after adjusting the work post;

C.

There is a great change in the objective conditions at the conclusion of this Contract, as a result of which this Contract cannot be performed, and Party A and Party B fail to reach an agreement on amendment to this Contract through negotiation;

D.	Party B is suspended from his/her post (or position) by Party A for his/her incompetence in his/her work, and Party A has no other post (or position) for Party B;

E.	Party B has no work tasks due to great changes in Party A’s operating status and management system, and Party A really cannot arrange another post for Party B;

F.	Party A needs to downsize staff due to serious operation difficulties or its entry into a statutory suspension period or rectification period;

4.

Party B shall notify Party A in writing 30 days in advance to cancel this Contract or 3 days in advance to cancel this Contract during the probation period. However, it may not notify Party A in advance of the cancellation of this Contract in any of the following circumstances:

A.	If there is other agreement which does not violate any law between Party A and Party B during the probation period, the agreement shall prevail;

B.	Party A fails to pay labour remuneration as agreed upon in this Contract;

C.	Party A fails to pay social insurance premiums for the employee in accordance with law;

D.	The Labour Contract becomes invalid due to the circumstance specified in Paragraph 1 of Article 26 of the Labour Contract Law of the People’s Republic of China;

E.	Party A fails to provide working conditions in conformity to relevant provisions of the government upon confirmation by relevant department;

F.	Party A compels Party B to work by means of violence, intimidation or illegal restriction of personal freedom; or

G.	This Contract may be canceled immediately upon negotiation between Party A and Party B.

5.	Party A may not cancel this Contract in any of the following circumstances:

A.	Party B is receiving treatment for illness or injury not related to work within the stipulated medical treatment period;

B.	Party B conforms to the family planning policy during pregnant, puerperal, or breast-feeding period;

C.	Party B is receiving treatment or rehabilitation for work-related injury or occupational diseases, or is identified by government departments as having totally or partially lost the ability to work;

D.	Party B has worked for Party A for more than 15 consecutive years, and is less than 5 years away from the statutory retirement age.

Article 9 Conditions for termination of this Contract

1.	This Contract expires;

2.	The employer is declared bankrupt according to law;

3.	The employer has its business license revoked, or is ordered to close or be revoked, or the employer decides on early dissolution;

4.	The employee reaches the statutory retirement age or has started to receive basic pension benefits according to law;

5.	The employee has deceased, or is declared dead or missing by the people’s court;

6.	Other circumstances as stipulated in relevant laws and administrative regulations.

Article 10 Party B shall fulfill the following obligations at the cancellation or termination of this Contract:

A.	to hand over his/her work to the person designated by Party A and be responsible for guiding the replacement;

B.	to return Party A’s office supplies, documents, equipment and other tangible or intangible assets in his/her possession in good condition;

C.	to fully submit to Party A any carrier (decrypted if the carrier has been encrypted) containing important information of Party A and information of works already completed by Party B;

D.	to help Party A settle the claims and debts between Party A and Party B;

E.	to complete resignation and handover procedures stipulated by Party A and go through relevant formalities for resignation;

F.	others: to handle other matters that should be completed but not yet completed.

Article 11 Other terms otherwise agreed upon between the two parties

1.

In the event that Party A fails to assign work tasks (as defined in Party A’s rules and regulations) to Party B due to great changes in its operating status, it may notify Party B in writing of cancellation of this Contract 30 days in advance and pay Party B the economic compensation according to relevant stipulations.

2.	During the term of this Contract, Party B shall sign a separate agreement on relevant service term for any training funded by Party A.

3.	During the term of this Contract, Party B shall sign a separate confidentiality agreement for Party A’s confidential businesses in which Party B is engaged.

4.

Party B shall submit his/her resignation within the advance notice period under this Contract, and shall hand over all works he/she undertakes to the person designated by Party A and be responsible for guiding the replacement. Without the written permission of Party A, Party B shall hold the office until the advance notice period expires, and shall not leave office without permission on the ground of his/her submission of resignation.

Article 12 Liability for breach of contract and compensation

1.	Party A and Party B shall bear the compensation liability for breach of contract for their respective breach of this Contract or causing economic losses to the other party.

2.

During the term of this Contract, if either Party A or Party B fails to notify the other party in advance according to the procedures under this Contract or the notice period is shorter than stipulated when either party proposes to cancel this Contract, the breaching party shall pay a compensation to the other party as per the days short of the notice period multiplied by the daily take-home pay of Party B in the corresponding month.

3.

During the term of this Contract, Party A and Party B shall sign a separate confidential agreement or agreement on service term. Either party who violates the terms of such agreement shall bear the compensation liability for breach of contract according to such agreement.

4.

In the event that this Contract is canceled by Party B or by Party A according to relevant provisions, Party B shall pay Party A relevant compensation as per the standards for monthly take-home pay of Party B if he/she fails to complete the handover and guidance obligations within the prescribed notice period. Party B shall also compensate Party A for the economic losses if his/her failure to complete the handover and guidance obligations causes great economic losses or suspension of business of Party A. Where Party B refuses to make any compensation, Party A shall have the right to suspend relevant formalities for resignation of Party B and lodge a complaint to a labour arbitration institution.

Article 13 Settlement of labour disputes

Procedures for settlement of labour disputes shall apply to the labour disputes arising from performance of this Contract between Party A and Party B:

1.

Party A and Party B shall preferably settle the disputes through negotiation; if negotiation fails, either party or both parties may apply to the labour dispute arbitration committee at the place of registration of Party A for arbitration.

2.	Either party or both parties may also directly apply to the labour dispute arbitration committee for arbitration within one year from the date of the occurrence of the labour disputes.

3.	Either party who does not accept the arbitration award may refer the disputes to the people’s court at Party A’s location within 15 days after receiving the arbitration award.

Article 14 Miscellaneous

1.

Party B has carefully read the Employee Handbook of Party A, and shall be familiar with and agree on the contents of the Employee Handbook. Party B is willing to comply with the Employee Handbook and other various rules and regulations of Party A and endeavour to contribute to Party A.

2.

The Agreement on Service Term and Confidentiality Agreement (if any) concluded by Party A and Party B during the validity term of this Contract shall be an integral part of this Contract and shall have the same effect as this Contract.

3.

This Contract shall be executed in duplicates with equal legal force, with one held by Party A and Party B, respectively, and shall take effect after affixing of signatures and seals of Party A and Party B.

4.

Any amendment to this Contract shall be subject to the negotiation between Party A and Party B and a supplementary agreement which shall take effect after affixing of signatures and seals of both parties.

5.	Other matters that both parties deem necessary to agree on

(This page is the signature page)

Party A:

Representative:

Date: DD MM YYYY

Party B:

Date: DD MM YYYY